Schedule 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934

Filed by the Registrant  X
                        ---
Filed by a Party other than the Registrant
                                           ---
Check the appropriate box:

    Preliminary proxy statement            --- Confidential, for use of the
---                                            Commission only (as permitted
 X  Definitive proxy statement                 by Rule 14a-6(e)(2))
---
    Definitive additional materials
---
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
---

                           Lunar Corporation

--------------------------------------------------------------------------------
            (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 X  No fee required.
---
    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
---

(1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

(5) Total fee paid:
--------------------------------------------------------------------------------

--- Fee paid previously with preliminary materials.

--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously Paid:
--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:
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(3) Filing Party:
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(4) Date Filed:
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                               Lunar Corporation
                           313 West Beltline Highway
                           Madison, Wisconsin  53713
                                 (608) 274-2663
                      -----------------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS:

To the Holders of the Common Stock of Lunar Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Shareholders of Lunar Corporation (the "Company") will be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, on Thursday, November 21, 1996, at 3:30 p.m., local time, for the following purposes:

   (1) To elect two (2) directors to serve until the 1999 Annual Meeting of Shareholders, and until their successors are duly elected and qualified.

   (2) To ratify the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1997.

   (3) To transact any other business as may properly come before the Meeting or any adjournments thereof.

   Only shareholders of record at the close of business on October 11, 1996, the record date for the Meeting, shall be entitled to notice of and to vote at the Meeting or any adjournments thereof.


                                   IMPORTANT

   To ensure your representation at the Meeting, please sign and date the enclosed proxy, and return it immediately in the enclosed stamped envelope. Sending in your proxy will not prevent you from personally voting your shares at the Meeting, since you may revoke your proxy by attending the Meeting and voting in person or by advising the Secretary of the Company in writing (by later-dated proxy which is voted at the Meeting or otherwise) of such revocation at any time before it is voted.

                                        By Order of the Board of Directors,



                                        Richard B. Mazess, Ph.D.
                                        President

Madison, Wisconsin
October 28, 1996


                               Lunar Corporation
                           313 West Beltline Highway
                           Madison, Wisconsin  53713
                                 (608) 274-2663
                     --------------------------------------

                                PROXY STATEMENT

   This Proxy Statement is furnished in connection with the solicitation of the accompanying Proxy by the Board of Directors of Lunar Corporation (the "Company") for use at the Annual Meeting (the "Meeting") of Shareholders to be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, Thursday, November 21, 1996, at 3:30 p.m., local time, and at any adjournments thereof.

   At the Meeting, shareholders will consider (1) the election of two (2) directors to serve until the 1999 Annual Meeting of Shareholders (and until their successors are duly elected and qualified), and (2) the ratification of the selection of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1997. The Board of Directors does not know of any other matters to be brought before the Meeting; however, if other matters should properly come before the Meeting, it is intended that the persons named in the accompanying Proxy will vote on such matters at their discretion.

   Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by attending the Meeting and voting in person or by advising the Secretary of the Company of such revocation in writing (by later-dated proxy which is voted at the Meeting or otherwise).

                               PROXY SOLICITATION

   Proxies will be solicited by mail. In addition to solicitation by mail, certain officers and employees of the Company may solicit by telephone, telegraph, and personally. The cost of the solicitation will be borne by the Company. The Notice of the Meeting, this Proxy Statement, the accompanying form of Proxy and the Annual Report to Shareholders, including financial statements for the fiscal year ended June 30, 1996, were first mailed to shareholders on or about October 28, 1996.


                         SHAREHOLDERS ENTITLED TO VOTE

   Only holders of record of the shares of Common Stock, $0.01 par value, of the Company at the close of business on October 11, 1996, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Shareholders will be entitled to one vote for each full share held. On October 11, 1996, there were outstanding 8,536,665 shares of Common Stock of the Company.

                               VOTING INFORMATION

   A shareholder may, with respect to the election of directors, (i) vote for the election of both nominees named below to serve until the 1999 Annual Meeting of Shareholders, (ii) withhold authority to vote for both nominees, or (iii) vote for the election of one nominee and withhold authority to vote for the other nominee by striking a line through such other nominee's name on the Proxy. A shareholder may, with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors, (i) vote "FOR" ratification, (ii) vote "AGAINST" ratification, or (iii) "ABSTAIN" from voting on the proposal.

   Proxies in the accompanying form, properly executed and received by the Company prior to the Meeting and not revoked, will be voted as directed therein on all matters presented at the Meeting. In the absence of a specific direction from the shareholder as to a proposal, the shareholder's Proxy will be voted as to such proposal "FOR" the election of the two director nominees named in this Proxy Statement and "FOR" ratification of the selection of KPMG Peat Marwick LLP as the Company's auditors. If a Proxy is marked to indicate that all or a portion of the shares represented by such Proxy are not being voted with respect to a particular matter, such non-voted shares will not be considered present and entitled to vote on such matter, although such shares may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

   The affirmative vote of a plurality of the votes cast by the shares present in person or by proxy at the Meeting and entitled to vote in the election of directors is required to elect directors. Thus, if a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as directors. Accordingly, non-voted shares with respect to the election of directors will not affect the outcome of the election of directors. In addition, withholding authority to vote for a director nominee will not prevent such nominee from being elected. If a quorum is present, in order to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors, the number of votes cast favoring ratification must exceed the number of votes cast opposing ratification. Accordingly, non-voted shares and abstentions with respect to the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors will not affect the determination of whether such matter has been ratified.


                            PURPOSES OF THE MEETING

Item 1 - Election of Directors
------------------------------

   The Company's By-Laws authorize the Board of Directors to fix the number of directors, provided that such number shall be not less than six nor more than twelve. Currently, the number is fixed at six. The By-Laws stagger the Board of Directors by dividing the number of directors into three classes, with one class being elected each year for a term of three years. For the 1996 Annual Meeting, two directors, John W. Brown and Reed Coleman, are nominees for election to the Board of Directors.

   The table below sets forth certain information with respect to the nominees for election as directors of the Company to serve until the 1999 Annual Meeting of Shareholders. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the election as directors of the persons named below as nominees, both of whom have been nominated by the Board of Directors. If, at or prior to their election, any one or more of the nominees shall be unwilling or unable to serve, it is presently intended that the proxies solicited hereby will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe either of the nominees will be unwilling or unable to serve.

                 Positions               Principal Occupations
Name and Age       Held                   During Past 5 Years
--------------------------------------------------------------------------------

TO SERVE UNTIL THE 1999 ANNUAL MEETING OF SHAREHOLDERS:

John W. Brown     Director       Director since 1988; Chairman of the Board,
Age 62                           Chief Executive Officer, and President of
                                 Stryker Corporation (medical devices) since
                                 1977; Director of First of America since 1992.

Reed Coleman      Director       Director since 1985; Chairman of Madison-Kipp
Age 63                           Corporation (precision engineered components)
                                 since 1964; President and owner of The Reed
                                 Company since 1985; Director of Regal-Beloit
                                 Corporation since 1975, and several privately
                                 held companies.
--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE TO SERVE ON THE BOARD OF DIRECTORS OF THE COMPANY.


   The following table sets forth certain information about the directors of the Company whose terms of office will continue after the 1996 Annual Meeting.

                          Positions            Principal Occupations
Name and Age                Held                During Past 5 Years
--------------------------------------------------------------------------------

TERMS EXPIRING AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS:

Malcolm R. Powell, M.D.   Director             Director since 1984; President
Age 65                                         of Nuclear Medicine
                                               Consultants (nuclear medicine
                                               practice).

John J. McDonough         Director             Director since May 1996;
Age 60                                         President and Chief Executive
                                               Officer of McDonough Capital
                                               Company LLC (an investment
                                               management company) since
                                               April 1995. Vice Chairman and
                                               a Director of Dentsply
                                               International, Inc. from 1983
                                               through October 1995 and Chief
                                               Executive Officer from April
                                               1983 through February 1995
 .                                              Director of AMRESCO, Inc.,
                                               Applied Power, Inc., Newell
                                               Corporation, Plexus
                                               Corporation and SoftNet
                                               Systems, Inc.

TERMS EXPIRING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS:

Samuel E. Bradt           Director             Director since 1984; President
Age 58                                         of Merganser Corporation (a
                                               business consulting and
                                               venture capital company)since
                                               1980; Director of several
                                               privately held companies.

Richard B. Mazess, Ph.D.  Chairman of the      Founder of the Company;
Age 57                    Board, President     President and Director since
                          and Chief Executive  1974; Chairman of the Board
                          Officer              and Director of Bone Care
                                               International, Inc. since
                                               1986; Professor Emeritus of
                                               Medical Physics at the
                                               University of Wisconsin-
                                               Madison since 1985.
--------------------------------------------------------------------------------

   Directors do not receive cash compensation for their services to the Company. After each Annual Meeting of Shareholders and pursuant to the Lunar Corporation Amended and Restated Stock Option Plan (the "Plan"), directors who are not employees of the Company are granted nonqualified options to purchase 4,500 shares of Common Stock at the fair market value on the grant date. These options expire ten years after their grant date and vest in one-third increments on the first three anniversaries of the grant date.


   During the year ended June 30, 1996, a total of 6 meetings of the Board of Directors were held. All of the directors attended 75% or more of such meetings. The Board of Directors has an Audit Committee. The Audit Committee, composed of non-employee directors, oversees the audit of the corporate accounts through independent public accountants whom it recommends for selection by the Board of Directors. The Committee reviews the scope of the audit with such accountants and their related fees. The Audit Committee did not hold any meetings during the fiscal year ended June 30, 1996. Its members are Mr. Bradt and Mr. Coleman. The Company does not have a nominating or compensation committee of the Board of Directors. However, the Plan is administrated by a committee comprised of two members of the Board of Directors. Its members are Dr. Mazess and Mr. Brown.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

   Directors and officers of the Company are required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission their transactions in, and beneficial ownership of, the Company's Common Stock, including options to purchase Common Stock. Reports received by the Company indicate that for the period from July 1, 1995, to June 30, 1996, all reports were filed on a timely basis, except that Mr. Bradt reported one transaction after the due date for such report.


Item 2 - Ratification of Selection of Auditors
----------------------------------------------

   The Board of Directors has selected KPMG Peat Marwick LLP, Chicago, Illinois, as independent certified public accountants to act as auditors for the Company for the fiscal year ending June 30, 1997. KPMG Peat Marwick LLP has examined the accounts of the Company since March 1990, and in the opinion of management, the firm should continue as auditors of the Company. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted "FOR" the proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's auditors.

   Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE SELECTION OF KPMG PEAT MARWICK LLP AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 1997.


            SECURITIES BENEFICIALLY OWNED BY PRINCIPAL SHAREHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each director of the Company, (ii) each executive officer of the Company who is named in the summary compensation table included in this Proxy Statement, (iii) all directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company.

                         Amount and Nature of        Percent
Name                     Beneficial Ownership        of Class (1)
--------------------------------------------------------------------------------
Samuel E. Bradt                 6,250 (2)            *
John W. Brown                 114,000 (3)            1.3%
Reed Coleman                  180,750 (4)            2.1
Richard B. Mazess, Ph.D.    2,923,345 (5)           34.2
John J. McDonough              13,550 (6)            *
Malcolm R. Powell, M.D.        85,925 (7)            1.0
Robert A. Beckman              76,937 (8)            *
James A. Hanson, Ph.D.        172,837 (9)            2.0
Gregory M. Johnson             57,837 (10)           *
Carl E. Gulbrandsen            14,550 (11)           *

All Directors and
Executive Officers as a
Group (12 persons)          3,645,981 (12)          40.7

-----------------------------
*    Less than 1 percent (1%)

(1) Except as indicated below, (i) represents shares of Common Stock held of record and beneficially as of the October 11, 1996 record date and (ii) all shares of Common Stock are held with sole voting and investment power. Percentage amounts are based upon an aggregate of 8,536,665 shares issued and outstanding, and shares of Common Stock issuable within 60 days of October 11, 1996 upon exercise of stock options.

(2) Includes 3,750 shares of Common Stock issuable within 60 days upon exercise of stock options.

(3) Includes 69,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(4) Includes 156,750 shares of Common Stock held by The Reed Company, of which Mr. Coleman is sole owner, and 24,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(5) Includes 1,417,835 shares of Common Stock held by Dr. Mazess in joint tenancy with his wife and 587,500 shares of Common Stock held by Dr. Mazess as custodian for his daughters. Dr. Mazess' address is 313 West Beltline Highway, Madison, Wisconsin, 53713.

(6)  Includes 1,550 shares of Common Stock held by Mr. McDonough's daughter.

(7) Includes 64,650 shares of Common Stock held by Dr. Powell's wife, 4,200 shares of Common Stock held by his daughters, and 3,750 shares of Common Stock issuable within 60 days upon exercise of stock options.

(8) Includes 76,900 shares of Common Stock issuable within 60 days upon exercise of stock options, and 37 shares of Common Stock held by Mr. Beckman as custodian for his children.

(9) Includes 172,500 shares of Common Stock issuable within 60 days upon exercise of stock options.

(10) Includes 57,800 shares of Common Stock issuable within 60 days upon exercise of stock options.

(11) Includes 14,000 shares of Common Stock issuable within 60 days upon exercise of stock options.

(12) Includes 421,700 shares of Common Stock issuable within 60 days upon exercise of stock options.
----------------------------------

                             EXECUTIVE COMPENSATION

Board of Directors Report on Executive Compensation
---------------------------------------------------

   The following is a report submitted by the Board of Directors addressing the Company's compensation policy as it related to the Company's executive officers for fiscal year 1996.

   This report by the Board of Directors and the Performance Table contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and they shall not otherwise be deemed filed under such Acts.

   COMPENSATION POLICY. Due to the Chief Executive Officer's significant holdings of Common Stock, the Chief Executive Officer receives a base salary which is lower than the salary he would otherwise receive given his duties and responsibilities and the comparative base salaries of the chief executive officer of companies of similar size. In July 1995, the Chief Executive Officer requested that the Company reduce his salary and eliminate his bonus and future commissions. In October 1996, the Chief Executive Officer resumed his salary at an annual rate of $130,000. Currently, no bonus or commissions will be paid. In accordance with past practice, the Chief Executive Officer is not granted any options to purchase Common Stock due to his already significant holdings of Common Stock.


   With respect to all executive officers other than the Chief Executive Officer, the goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base salary with cash bonuses, commissions, and stock options based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Companies used in comparative analyses for the purpose of determining each executive officer's compensation are selected by the Board of Directors and include some of the companies in the Standard & Poor's Medical Products and Supplies Index included in the Performance Table set forth in this Proxy Statement. The selection of such companies is based on various factors, including industry classification and market capitalization.

   Annual base salary is designed to attract and retain qualified executives. In addition, executive officers are eligible to be granted stock options under the Amended and Restated Stock Option Plan (the "Plan"). The Board of Directors believes that stock options ensure that executives have a continuing stake in the long-term success of the Company and are an effective incentive for executives to create value for shareholders since the value of a stock option bears a direct relationship to the Company's stock price. The Plan was administered in fiscal year 1996 by Dr. Mazess and Mr. Brown.

   PERFORMANCE MEASURES. In evaluating annual executive compensation, the Board of Directors considers both long- and short-term objectives. Specific measures of short-term goals include earnings per share, sales growth, market share, and overall profitability in comparison to other companies in competition with the Company. Longer-term objectives include strategic planning and alliances which may not immediately impact sales and earnings growth. The Board of Directors does not assign any specific weights to the foregoing performance measures and does not use a fixed formula for determining base salary, bonuses, or long-term compensation.

   FISCAL YEAR 1996 COMPENSATION. For fiscal year 1996, the Company's executive compensation program consisted of base salary, adjusted from the prior year, and a cash bonus based upon the performance measurements described above. In addition, four executive officers included in the Summary Compensation Table received commissions, one executive officer included in the Summary Compensation Table was granted an option to purchase 15,000 shares of Common Stock of the Company and two executive officers were granted options to purchase shares of common stock of Bone Care International, Inc. ("Bone Care"). Commissions are paid to more directly compensate executive officers for changes in the Company's performance. Stock options are granted from time to time to members of management, based primarily on such person's potential contribution to the Company's growth and profitability.

   Prior to May 8, 1996, Bone Care was a 97.3% owned subsidiary of the Company. In connection with the distribution by the Company to its shareholders of the common stock of Bone Care, the Board of Directors granted options to purchase shares of common stock of Bone Care to two executive officers of the Company who would be providing services to Bone Care pursuant to a Transition Agreement between the Company and Bone Care.

   The Chief Executive Officer's compensation for fiscal year 1996 consisted of a base salary of $29,808 and commissions of $6,548. As described above, in July 1995 the Chief Executive Officer requested that the Company reduce his salary and eliminate his bonus and future commissions. In accordance with past practice, the Chief Executive Officer was not granted stock options under the Plan during fiscal year 1996 due to his already significant holdings of Common Stock.

   The Board of Directors believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Board of Directors believes that compensation levels during fiscal year 1996 adequately reflect the Company's compensation goals and policies.
                                           Respectfully submitted,

                                           Samuel E. Bradt
                                           John W. Brown
                                           Reed Coleman
                                           Richard B. Mazess, Ph.D.
                                           John J. McDonough
                                           Malcolm R. Powell, M.D.


Summary Compensation Table
--------------------------

   The table below sets forth the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of the end of fiscal year 1996.

                                        Annual         Long-Term
                                     Compensation     Compensation
                                   -----------------   Securities    All Other
Name and Principal          Fiscal  Salary    Bonus    Underlying   Compensation
Position                     Year    ($)       ($)     Options (#)     ($)(5)
--------------------------- ------ -------   -------  ------------  ------------
Richard B. Mazess, Ph.D.(1)  1996  $ 36,356  $   -          -          $1,578
Chairman of the Board,       1995   164,346    3,000        -           2,250
President, and Chief         1994   139,392    3,000        -           1,883
Executive Officer
--------------------------------------------------------------------------------
Robert A. Beckman(2)         1996  $166,853  $ 2,250      47,000 (6)    2,250
Vice President of            1995   161,639   23,000      13,500        2,250
Finance                      1994   143,462    3,000      22,500        2,399
--------------------------------------------------------------------------------
James A. Hanson, Ph.D.(3)    1996  $178,217    2,250        -           2,250
Vice President of            1995   155,885    3,000        -           2,234
Marketing                    1994   135,931    3,000       7,500        1,883
--------------------------------------------------------------------------------
Gregory M. Johnson(4)        1996  $214,767    2,250        -           2,250
Former Vice President        1995   210,906    3,000       4,500        2,250
of Sales                     1994   189,313    3,000      15,000        2,649
--------------------------------------------------------------------------------
Carl E. Gulbrandsen          1996  $173,847    2,250       4,000 (7)    2,250
Corporate General            1995   170,002    3,000       7,500          809
Counsel and Secretary        1994   153,462    3,000      15,000          473
--------------------------------------------------------------------------------

(1) Dr. Mazess' salary includes sales-based commissions of $6,548, $34,539 and $27,469 for fiscal years 1996, 1995 and 1994, respectively.

(2) Mr. Beckman's salary includes sales-based commissions of $33,006 and $12,639 for fiscal years 1996 and 1995, respectively.

(3) Dr. Hanson's salary includes sales-based commissions of $55,411, $34,539 and $27,469 for fiscal years 1996, 1995 and 1994, respectively.

(4) Mr. Johnson's salary includes sales-based commissions of $89,767, $87,060, and $74,313 for fiscal years 1996, 1995 and 1994, respectively. Mr. Johnson became a consultant to the Company on July 20, 1996.

(5) Amounts shown for each person consist of Company contributions to a defined contribution plan.

(6) Represents stock options for 15,000 shares of Lunar Corporation and stock options for 32,000 shares of Bone Care International, Inc., which was a subsidiary of Lunar Corporation until May 8, 1996. See "Certain Transactions" below.

(7) Represents stock options for 4,000 shares of Bone Care International, Inc., which was a subsidiary of Lunar Corporation until May 8, 1996. See "Certain Transactions" below.

             AGGREGATED STOCK OPTION EXERCISES IN FISCAL YEAR 1996
                    AND FISCAL YEAR END STOCK OPTION VALUES

   The following table sets forth information on stock options exercised in fiscal year 1996 by the Company's executive officers named in the Summary Compensation Table and the value of such officers' unexercised stock options as of June 30, 1996.

                                      Number of Securities  Value of Unexercised
                                     Underlying Unexercised  In-the-Money Stock
                   Shares               Stock Options at      Options at Fiscal
                   Acquired            Fiscal Year End (#)     Year End($)(2)
                      on     Value   ---------------------- --------------------
                   Exercise Realized              Unexer-                Unexer-
Name                 (#)     ($)(1)  Exercisable  cisable   Exercisable  cisable
--------------------------- -------- -----------  -------   -----------  -------
Richard B. Mazess    6,750  $226,868      --         --          --         --

Robert A. Beckman   50,000 1,515,250    59,200     54,300   1,676,080 $1,292,295

James A. Hanson     43,500 1,395,285   201,000      4,500   6,862,830    122,265

Gregory M. Johnson  40,000 1,242,525    68,900      9,900   2,111,200    268,830

Carl E. Gulbrandsen 11,500   251,670     6,500     27,000     173,850    742,110
--------------------------------------------------------------------------------

(1) Fair market value of underlying securities at exercise minus the exercise price (i.e., value before income taxes payable as a result of the exercise). The annualized value realized was $23,388, $221,618, $170,656, $152,348 and $84,342 for Dr. Mazess, Mr. Beckman, Dr. Hanson, Mr. Johnson and Dr. Gulbrandsen, respectively.

(2) Based upon the closing price of the Company's Common Stock of $34.50 on June 28, 1996, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") minus the exercise price.


                    STOCK OPTION GRANTS IN FISCAL YEAR 1996

   The following table sets forth information with respect to individual stock option grants during fiscal 1996 to the Company's executive officers named in the Summary Compensation Table.

                                                           Potential Realizable
                               % of                          Value at Assumed
                  Number of   Total                        Annual Rates of Stock
                 Securities  Options                        Price Appreciation
                 Underlying  Granted                       for Option Term (3,4)
                   Options   During   Exercise            ---------------------
                 Granted(1)  Fiscal    Price(2) Expiration  0%     5%      10%
Name                 (#)    Year 1996 ($/Share)    Date    ($)    ($)      ($)
--------------------------- --------- --------- ---------- --- -------  --------
Richard B. Mazess      --      --         --        --     --      --        --

Robert A. Beckman   15,000     7.4%    $20.58    10/13/05   0 $194,100  $492,000
                    32,000(5) 19.7(6)    4.22    02/01/06   0   84,800   215,360

James A. Hanson        --      --         --        --     --      --        --

Gregory M. Johnson     --      --         --        --     --      --        --

Carl E. Gulbrandsen    --      --         --        --     --      --        --
                     4,000(5)  2.5(6)    4.22    02/01/06   0   10,600    26,920
--------------------------------------------------------------------------------

(1) All stock options were granted under the Company's Amended and Restated Stock Option Plan. These options are nonqualified and vest 20% each year on the first five anniversaries of the grant date.

(2)  All grants were made at 100% of fair market value as of the grant date.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% assumed annual growth rates mandated by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Company's Common Stock price. The calculations were based on the exercise prices and the 10-year term of the options. No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately.

(4) The "Potential Realizable Value" to all shareholders of the Company as a group which would result from the application of the same assumptions to the 8,486,250 shares of Common Stock outstanding at June 30, 1996, at the closing price of $34.50 per share of Common Stock on June 28, 1996, as reported by NASDAQ is an incremental gain of $0, $184,151,625, and $466,574,025 for 0%, 5%, and 10%, respectively.

(5)  Stock options to purchase shares of Bone Care International, Inc.

(6) Percent of Bone Care International, Inc. total stock option grants for fiscal year 1996.


                               PERFORMANCE TABLE

   The following table compares the cumulative total shareholder return on the Company's Common Stock for the five-year period ended June 30, 1996, with the cumulative total shareholder return of Standard & Poor's 500 Stock Index (the "S&P 500") and Standard and Poor's Medical Products and Supplies Index (the "S&P Med Products").

                   06/30/91  06/30/92  06/30/93  06/30/94  06/30/95  06/30/96
-----------------  --------  --------  --------  --------  --------  --------
S&P 500              $100      $113      $129      $131      $165      $208
S&P Med Products      100       114        94        90       139       182
Lunar Corporation     100        97        64        72       154       302
-----------------  --------  --------  --------  --------  --------  --------

   The Performance Table assumes $100 invested on June 30, 1991 in each of the Company's Common Stock, the S&P 500 Index and the S&P Med Products Index. The table also assumes the reinvestment of dividends.


                              CERTAIN TRANSACTIONS

Distribution of Common Stock of Bone Care
-----------------------------------------

   On May 8, 1996, the Company, which then held 97.3% of the issued and outstanding shares of the common stock of Bone Care International, Inc. ("Bone Care"), distributed to its shareholders of record as of April 24, 1996, all of the shares of Bone Care common stock then owned by the Company in a transaction intended to qualify as a tax-free distribution (the "Distribution"). As a result of the Distribution, Bone Care became a separate publicly owned company.

   Dr. Mazess, the Chairman of the Board, President and Chief Executive Officer of the Company, is also the Chairman of the Board of Bone Care and is the beneficial owner of approximately 34% of the outstanding capital stock of Bone Care. Mr. Beckman, Vice President of Finance of the Company, is also the Vice President of Finance and a director of Bone Care. Dr. Gulbrandsen, Corporate General Counsel and Secretary of the Company, is also Corporate General Counsel and Secretary of Bone Care.

Distribution Agreement
----------------------

   In connection with the Distribution, the Company and Bone Care entered into a distribution agreement (the "Distribution Agreement") providing for, among other things, the principal corporate transactions required to effect the Distribution, the conditions to the Distribution, the allocation between the Company and Bone Care of certain liabilities and certain other agreements governing the relationship between the Company and Bone Care with respect to or in connection with the Distribution.

   Pursuant to the Distribution Agreement and prior to the Distribution, the Company made a capital contribution of $10,000,000 to Bone Care in exchange for 1,698,674 shares of Bone Care common stock.

Tax Disaffiliation Agreement
----------------------------

   In connection with the Distribution, the Company and Bone Care entered into a tax disaffiliation agreement which provides, among other things, for (i) a contribution of $725,000 by the Company to Bone Care completed prior to the Distribution to reflect federal income tax savings previously realized by the Company that were attributable to losses incurred by Bone Care prior to the Distribution and (ii) cross indemnification by each party for certain tax liabilities.

Purchase of Equipment
---------------------

   A limited liability partnership owned 50% by Mr. Beckman purchased an Artoscan magnetic resonance imager for $317,155 from the Company. The price paid was comparable to purchases by unaffiliated third parties. The amount due was paid in full on October 20, 1995.


                             SHAREHOLDER PROPOSALS

   In order to be considered for inclusion in the Company's proxy materials for the 1997 Annual Meeting of Shareholders, any shareholder proposals must be received at the executive offices of the Company on or before June 30, 1997.


                              FINANCIAL STATEMENTS

   A copy of the Annual Report to Shareholders of the Company, containing audited consolidated financial statements for the fiscal year ended June 30, 1996, is enclosed herewith.

                                           By Order of the Board of Directors,

                                           Richard B. Mazess, Ph.D.
                                           President


Madison, Wisconsin
October 28, 1996



A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF OCTOBER 11, 1996, ON THE WRITTEN or oral REQUEST OF SUCH PERSON DIRECTED TO: LUNAR CORPORATION, 313 WEST BELTLINE HIGHWAY, MADISON, WISCONSIN 53713, at (608) 274-2663, ATTENTION: ROBERT A. BECKMAN.


                          (Label Here)







                           Proxy for
                       Lunar Corporation
                Annual Meeting of Shareholders
                       November 21, 1996


  The undersigned hereby appoints Carl E. Gulbrandsen and ROBERT
A. BECKMAN, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of the Common Stock of LUNAR CORPORATION (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at Lunar Corporation, 313 West Beltline Highway, Madison, Wisconsin, on Thursday, November 21, 1996, at 3:30 p.m., local time, and at any adjournments thereof.

          THIS PROXY IS BEING SOLICITED ON BEHALF OF
             THE BOARD OF DIRECTORS OF THE COMPANY.

(1)  ELECTION OF DIRECTORS
     For nominees listed            WITHHOLD AUTHORITY
     (except as marked to           to vote for nominees
     contrary below)                 Listed below
                           -----                           -----

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.
           John W. Brown           Reed Coleman

(2) Ratify selection of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1997.

     For        Against         Abstain
        -----          -----           -----

(3) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

                            (Over)


  This proxy will be voted as specified on the reverse side. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR ITEMS 1 AND 2 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PERSONS DESIGNATED HEREIN AS PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

  Please date this proxy and sign exactly as your name or names appear therein. Joint owners should each sign personally. Trustees and others signing in representative capacity should indicate the capacity in which they sign. The undersigned hereby revokes all proxies heretofore given to vote at the aforesaid meeting.

                              Dated                        , 1996
                                   -----------------------


-----------------------------      ------------------------------
Co-Owner Sign Here                 Shareholder Sign Here